Exhibit 3.90

State of Delaware
Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DR PEPPER/CADBURY NORTH AMERICA, INC.”, CHANGING ITS NAME FROM “DR PEPPER/CADBURY NORTH AMERICA, INC. “ TO “DR PEPPER/SEVEN UP, INC.”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF AUGUST, A.D. 1996, AT 1:30 O’CLOCK P.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

/s/ Edward J. Freel

2157393 8100 960230541	Edward J. Freel, Secretary of State AUTHENTICATION: 8059591 DATE: 08-08-96

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
* * * * *
     Dr Pepper/Cadbury North America, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:	That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

RESOLVED, that the Restated Certificate of Incorporation of Dr Pepper/Cadbury North America, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
THE NAME OF THE CORPORATION IS DR PEPPER/SEVEN UP, INC.

SECOND:	That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:	That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH:	That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective on July 31,1996.
     IN WITNESS WHEREOF, said Dr Pepper/Cadbury North America, Inc. has caused this certificate to be signed by Nelson A, Bangs, its Senior Vice President and Secretary, this Thirty-First day of July, 1996.

Dr Pepper/Cadbury North America, Inc.
By:	/s/ Nelson A. Bangs
Nelson A. Bangs, Senior Vice President & Secretary

(DE – 0387 – 9/12/94)